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                                                                   EXHIBIT 10.51

                                SECOND AMENDMENT
                                 TO THE KEYCORP
                          SUPPLEMENTAL RETIREMENT PLAN

      WHEREAS, KeyCorp has established the KeyCorp Supplemental Retirement Plan (the "Plan"), and

      WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to permit amendments to the Plan, and

      WHEREAS, the Compensation Committee of the Board of Directors of KeyCorp on September 16, 2004 determined it desirable to amend the Plan and accordingly authorized the execution of this Second Amendment,

      NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Plan is hereby amended as follows:

      1. ARTICLE II, Section 2.1(c) shall be amended to include the term "Equity/Compensation Award" as a new definition to the Plan, with all remaining Sections under Article II thereafter sequentially renumbered:

            "2.1(c) "EQUITY/COMPENSATION AWARD" shall mean one-half (50%) of the value of an award granted under the KeyCorp 2004 Equity Compensation Plan for any Plan year. The term "Equity/Compensation Award" may include "Stock Appreciation Rights", "Restricted Stock", "Restricted Stock Units", "Performance Shares", and/or "Performance Units", but shall specifically not include "Options" as those terms have been defined in accordance with the provisions of the KeyCorp 2004 Equity Compensation Plan."

      2. Article II, Section 2.1(l) shall be amended to delete it in its entirety and to substitute therefore the following:

            "2.1(l) "INCENTIVE COMPENSATION AWARD" for any Plan year shall collectively mean the short term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) and the long term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) (if any) granted to a Grandfathered Employee under an Incentive Compensation Plan, as follows:

            - An incentive compensation award granted under the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Management Incentive Compensation Plan, and/or such other Employer-sponsored line of business Incentive Compensation Plan which shall constitute an Incentive Compensation Award for the year in which the award is earned (without regard to the actual time of payment).

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Compensation Plan ("LTIC Plan") with respect to any multi-year performance period which shall be deemed to be for the last year of the multi-year period without regard to the actual time of payment of the award. Accordingly, an incentive compensation award granted under the LTIC Plan with respect to the three-year performance period of 1993, 1994, and 1995 will be deemed to be for 1995 (without regard to the actual time of payment), and the entire incentive compensation award under the LTIC Plan for that performance period will be an Incentive Compensation Award for the year 1995.

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Plan ("Long Term Plan") with respect to any multi-year period which shall be deemed to be for the last year of the multi-year performance period and for the year immediately following such year (without regard to the actual time of payment). Accordingly, an award granted under the Long Term Plan with respect to the four-year performance period of 1998, 1999, 2000, and 2001 shall be deemed to be for the years 2001 and 2002, with one-half the award allocated to the year 2001, and one-half the award allocated to the year 2002.

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            -     An incentive compensation award granted in the form of
                  restricted stock under the KeyCorp Amended and Restated 1991 Equity Compensation Plan with respect to any multi-year period (but specifically excluding those awards applicable to the 2002-2003 multi-year period), which shall be deemed to be for the year in which the award (grant) is made to the Grandfathered Employee; provided, however, that only those shares of restricted stock that have vested as of the Grandfathered Employee's termination date shall be utilized for purposes of determining the Grandfathered Employee's Incentive Compensation Award. The fair market value of such shares as of the date of the restricted stock grant multiplied by the number of vested shares as of the Grandfathered Employee's termination date shall be included in determining the value of such award for purposes of calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan.

                  Notwithstanding the foregoing, however, in calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan, if it is determined that an incentive compensation award granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan would produce a larger Plan benefit for the Grandfathered Employee if the award was included in the year in which the award (or any part of the award) was initially vested rather than in the year in which the award was granted, then such incentive compensation award shall be included for the year in which the award (or any part of the award) initially vested rather than for the year in which the award was granted.

                  If at the time of the Grandfathered Employee's termination date, the Grandfathered Employee maintains shares of not forfeited restricted stock and such restricted stock later vests in conjunction with the passage of time or with the Corporation's attainment of certain performance criteria, or otherwise, then as of such subsequent vesting date the Grandfathered Employee's Monthly Supplemental Retirement Benefit shall be recalculated to include such newly vested shares. Such newly vested shares shall relate to the award in which such shares were granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan and shall be included as a part of that award (based on either the date of grant or the date of initially vesting, whichever date was actually used by the Plan in calculating the Grandfathered Employee's initial Monthly Supplemental Retirement Benefit).

            - An incentive compensation award granted in the form of either restricted stock and/or phantom shares (hereinafter collectively referred to as "shares") under the KeyCorp Chief Executive Officer Plan with respect to any multi-year period (but specifically excluding those awards applicable to the 2002-2003 multi-year period), shall be deemed to be for the year in which the award (grant) is made to the Grandfathered Employee; provided, however, that only those shares that have vested as of the Grandfathered Employee's termination date shall be utilized in calculating the Grandfathered Employee's Incentive Compensation Award. The fair market value of such shares as of the date of the share grant multiplied by the number of vested shares as of the Grandfathered Employee's termination date shall be used in determining value of such award for purposes of calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of
                  Article III of the Plan.

            - Notwithstanding the foregoing, however, in calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan, if it is determined that an incentive compensation award granted under the KeyCorp Chief Executive Officer Plan would produce a larger Plan benefit for the Grandfathered Employee if the award was included in the year in which the award (or any part of the award) initially vested rather than in the year in which the award was granted, then such incentive compensation award shall be included in year in which the award (or any part of the award) initially vested rather than for the year for which the award was granted.

                  If at the time of the Grandfathered Employee's termination date, the Grandfathered Employee maintains not forfeited shares, and such shares later vest in conjunction with

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                  the passage of time or with the Corporation's attainment of certain performance criteria, or otherwise, then as of such subsequent vesting date, the Grandfathered Employee's Monthly Supplemental Retirement Benefit shall be recalculated to include such newly vested shares. Such newly vested shares shall relate to the award in which such shares were granted under the under the KeyCorp Chief Executive Officer Plan, and shall be included as part of that award (based on either the date granted or the date initially vested, whichever date was actually used by the Plan in calculating the Grandfathered Employee's initial Monthly Supplemental Retirement Benefit).

            - For those Grandfathered Employees who, for Plan purposes, received Incentive Compensation Award(s) granted in the form of time-lapsed restricted stock award(s) and/or performance shares under the KeyCorp Amended and Restated 1991 Equity Compensation Plan or the KeyCorp Chief Executive Officer Plan with respect to any multi-year period, the term Incentive Compensation Award shall also include those Equity/Compensation Award(s) granted to the Grandfathered Employee under the 2004 Equity Compensation Plan. An Equity/Compensation Award shall be deemed to be for the year in which the Equity/Compensation Award vests. If the Equity/Compensation Award is in the form of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, the fair market value of such shares as of the date of the Equity/Compensation Award grant multiplied by the number of vested shares as of the Grandfathered Employee's termination date shall determine the value of such Incentive Compensation Award for purposes of calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan.

      Notwithstanding the foregoing provisions of this Section 2.1(l) hereof, in calculating a Grandfathered Employee's Incentive Compensation Award for any 12 month period, there shall be included only one award granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan, the KeyCorp Chief Executive Officer Plan, or Equity/Compensation Award under the KeyCorp 2004 Equity Compensation Plan for purposes of determining such Incentive Compensation Award for such 12 month period.

      3. Article II, Section 2.1(m) shall be amended to delete it in its entirety and to substitute therefore the following:

            "2.1(m) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Management Incentive Compensation Plan, the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Plan, the KeyCorp Amended and Restated 1991 Equity Compensation Plan, the KeyCorp Chief Executive Officer Plan, the KeyCorp 2004 Equity Compensation Plan, and/or such other Employer or KeyCorp-sponsored incentive compensation plan that KeyCorp in its sole discretion determines constitutes an "Incentive Compensation Plan" for purposes of this Section 2.1(m), as may be amended from time to time."

      4. Article III, Section 3.4 shall be amended to delete it in its entirety and to substitute therefore the following:

            "3.4 RECALCULATION AS A RESULT OF HARMFUL ACTIVITY. Notwithstanding the foregoing provisions of Section 3.2 and Section 3.3 hereof, the Corporation reserves the right at all times to recalculate a Grandfathered Employee's Supplemental Retirement Benefit, if it is determined that within six months of the Grandfathered Employee's termination date the Grandfathered Employee engaged in any Harmful Activity, as that term is defined in accordance with Section 2.1(k) of the Plan, which resulted in the forfeiture of all or any portion of the Grandfathered Employee's restricted share award(s) under the KeyCorp Amended and Restated 1991 Equity Compensation Plan or the KeyCorp Chief Executive Officer Plan, or Equity/Compensation Awards granted under the KeyCorp 2004 Equity Compensation Plan. Such recalculation shall relate back to the Grandfathered Employee's original date of termination, and any Supplemental Retirement Benefit payment paid to the Grandfathered Employee in excess of such recalculated Supplemental Retirement Benefit amount shall be offset against any future Supplemental Retirement Benefit payments to be paid to the Grandfathered Employee."

      5. The amendment set forth in Paragraphs 1 through 4 shall be effective as of September 16, 2004.

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      6.    Except as otherwise amended herein, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, KeyCorp has caused this Second Amendment to the Plan to be executed by its duly authorized officer to be effective as of the sixteenth day of September 2004.

                                        KEYCORP

                                        By: /s/ Thomas E. Helfrich
                                            ---------------------------
                                        Title: Executive Vice President